CERTIFICATE OF AMENDMENT OF

           RESTATED CERTIFICATE OF INCORPORATION OF

                   CONSOLIDATED HYDRO, INC.


          CONSOLIDATED HYDRO, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

          FIRST: That the Board of Directors of the Corpora-tion, at a meeting duly held, adopted the following resolutions:

               RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Corpo-ration in accordance with the provisions of its Restated Certificate of Incorporation, as amended, the Board of Directors hereby amends the terms of its 8% Senior Convertible Preferred Stock by deleting the last sentence of paragraph 1 of Article 4, Part H, of its Restated Certificate of Incorporation in its entirety and substituting therefor the following:

               The number of shares constituting such series shall be 56,279.

          ; and further

               RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Corpo-ration in accordance with the provisions of its Restated Certificate of Incorporation, as amended, the Board of Directors hereby amends the terms of its 9.85% Convertible Preferred Stock by deleting the last sentence of paragraph 1 of Article 4, Part I, of its Restated Certificate of Incorporation in its entirety and substituting therefor the following:

               The number of shares constituting such series shall be 56,279.









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          SECOND:  That said amendments have been duly adopted
by the stockholders of the Corporation by written consent in lieu of a meeting in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

          THIRD: That said amendments were duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.










































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          IN WITNESS WHEREOF, Consolidated Hydro, Inc. has
caused this Certificate of Amendment to be signed by the fol-lowing authorized officers on this 11th day of December, 1996.


                              /s/Edward M. Stern
                              ----------------------------
                              Name:   Edward M. Stern
                              Title:  Secretary


Attest:


/s/Patrick J. Danna
---------------------------
Name:   Patrick J. Danna
Title:  Assistant Secretary